Registration No. _____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            The Steak n Shake Company
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                  Indiana                             37-0684070
        -------------------------------            -----------------
        (State or other jurisdiction of            (I.R.S. Employer
        incorporation or organization)             Identification No.)

                              500 Century Building
                          36 South Pennsylvania Street
                             Indianapolis, IN 46204
                    ----------------------------------------
                    (Address of Principal Executive Offices)

            The Steak n Shake Company 1997 Employee Stock Option Plan
            ---------------------------------------------------------
                            (Full title of the plan)

                             Mary E. Ham, Secretary
                            The Steak n Shake Company
                          36 South Pennsylvania Street
                           Indianapolis, Indiana 46204
                     ---------- ----------------------------
                     (Name and address of agent for service)

                                 (317) 633-4100
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                               Stephen J. Hackman
                                   Ice Miller
                         One American Square, Box 82001
                           Indianapolis, Indiana 46282


------------------------------------------------------------------------------------------------------
                                             Proposed           Proposed maximum
Title of securities     Amount to be     maximum offering      aggregate offering       Amount of
   To registered       Registered (1)    price per unit             price (2)        registration fee
------------------------------------------------------------------------------------------------------

Common Stock,
$0.50 Stated Value     800,000 shares       $14.17                $11,336,000           $1042.91

Preferred Stock
Purchase Rights        800,000 rights       (3)                   (3)                   (3)

(1) These are additional securities of the same class, to be offered pursuant to the same employee benefit plan as those registered pursuant to Registration No. 333-33667. Pursuant to General Instruction E of Form S-8, this registration statement covers only the additional shares being registered.

(2) The registration fee has been calculated pursuant to Rule 457(c) and (h) based upon the average of the high and low prices reported for the Common Stock on May 17, 2002.

(3) Any value attributable to the Preferred Stock Purchase Rights is reflected in the value of the Common Stock.

                      INFORMATION INCORPORATED BY REFERENCE


     The contents of the registrant's Registration Statement on Form S-8, File No. 333-33667, heretofore filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, are incorporated herein by reference.

     The registrant also incorporates by reference the description of the Company's preferred stock purchase rights set forth in the Registration Statement on Form 8-A filed on May 17, 2001; including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating that description.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Indianapolis, State of Indiana, on May 15, 2002.


                            THE STEAK N SHAKE COMPANY


                            By:  /s/ Mary E. Ham
                                 -----------------------------------------------
                                 Mary E. Ham, Secretary



                                POWER OF ATTORNEY
                                -----------------


     Know all men by these presents, that each person whose signature appears below constitutes and appoints James W. Bear and Mary E. Ham, and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on May 15, 2002.



/s/ E. W. Kelley
----------------------------------  Chairman and Director
E. W. Kelley

/s/ Alan B. Gilman
----------------------------------  President (Chief Executive Officer)
Alan B. Gilman                        and Director


/s/ James W. Bear
----------------------------------  Senior Vice President and Chief Financial
James W. Bear                         Officer


/s/ John E. Hiatt
----------------------------------  Vice President, Controller (Principal
John E. Hiatt                         Accounting Officer)


/s/ S. Sue Aramian
----------------------------------  Vice Chairwoman and Director
S. Sue Aramian


/s/ Stephen Goldsmith
----------------------------------  Director
Stephen Goldsmith


/s/ Charles E. Lanham
----------------------------------  Director
Charles E. Lanham


/s/ J. Fred Risk
----------------------------------  Director
J. Fred Risk


/s/ John W. Ryan
----------------------------------  Director
John W. Ryan


/s/ James Williamson, Jr.
----------------------------------  Director
James Williamson, Jr.


Pursuant to the requirements of the Securities Act of 1933, the Stock Option Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Indianapolis, on May 15, 2002.

                                    THE STEAK N SHAKE COMPANY
                                    EMPLOYEE STOCK OPTION COMMITTEE



                                    By:  /s/ John W. Ryan
                                         ---------------------------------------
                                         John W. Ryan,
                                         Chairman, Stock Option Committee

                            THE STEAK N SHAKE COMPANY
                                    Form S-8

                                INDEX TO EXHIBITS

Exhibit Number
 Assigned in
Regulation S-K
  Item 601                            Description of Exhibit
--------------                        ----------------------

  (4)    4.01       Specimen  certificate  for Common Stock of The Steak n Shake
                    Company    (formerly    Consolidated    Products,     Inc.).
                    (Incorporated   by   reference   to  Exhibit   4.01  to  the
                    Registrant's  Form 10-Q Report for the fiscal  quarter ended
                    April 11, 2001.)

         4.02 Note Purchase Agreement by and between Consolidated Products, Inc. and The Prudential Insurance Company of
                    America dated as of September 27, 1995 related to $39,250,000 senior note agreement and private shelf facility. (Incorporated by reference to Exhibit 4.01 to the Registrant's Form 8-K Report dated September 26, 1995.)

         4.03 Amendment to Note Purchase and Private Shelf Agreement by and between Consolidated Products, Inc. and The Prudential Insurance Company of America dated as of April 21, 1999 related to senior note and private shelf facility. (Incorporated by reference to Exhibit 4.10 to the Registrant's Form 10-Q Report for the fiscal quarter ended April 14, 1999.)

         4.04 Rights Agreement dated as of May 16, 2001 between The Steak n Shake Company and Computershare Investor Services, LLC, as Rights Agent. (Incorporated by reference to Exhibit 4.01 to The Steak n Shake Company's Form 8-K Report filed May 17, 2001.)

  (5)    5.01       Opinion of Ice Miller

  (15)              Not applicable

  (23)   23.01      Consent of Ernst & Young

         23.02      Consent of Ice Miller (Included in Exhibit 5.01)

  (24)              Power of Attorney (See Signature Page)

  (99)              Not applicable